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                                                                    EXHIBIT 99.6


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Chicago SMSA Limited Partnership, CyberTel Cellular Telephone Company, Detroit SMSA Limited Partnership, Cincinnati SMSA Limited Partnership, Milwaukee SMSA Limited Partnership, Madison SMSA Limited Partnership:

We have audited the statements of income, changes in shareowner's equity and cash flows for the year ended December 31, 1998 (not presented separately herein) of the following companies or partnerships:

CHICAGO SMSA LIMITED PARTNERSHIP
CYBERTEL CELLULAR TELEPHONE COMPANY
DETROIT SMSA LIMITED PARTNERSHIP
CINCINNATI SMSA LIMITED PARTNERSHIP
MILWAUKEE SMSA LIMITED PARTNERSHIP
MADISON SMSA LIMITED PARTNERSHIP

These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the results of each of their respective operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.



                                               /s/ ARTHUR ANDERSEN LLP
Chicago, Illinois
January 21, 1999